EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of The Frontier Fund of our reports dated March 30, 2012, relating to our:

•

Audits of the financial statements of the Frontier Diversified Series, Frontier Dynamic Series, Frontier Long/Short Commodity Series, Frontier Masters Series, Balanced Series, Berkeley/Graham/Tiverton Series (formerly, Campbell/Graham/Tiverton Series), Currency Series, Long Only Commodity Series, Managed Futures Index Series, Winton Series and the Winton/Graham Series of The Frontier Fund,

•

Audits of the financial statements of the Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company III LLC, Frontier Trading Company V LLC, Frontier Trading Company VI LLC, Frontier Trading Company VII, LLC, Frontier Trading Company VIII, LLC, Frontier Trading Company IX, LLC, Frontier Trading Company X, LLC, Frontier Trading Company XI, LLC, Frontier Trading Company XII, LLC, Frontier Trading Company XIV, LLC, Frontier Trading Company XV, LLC, Frontier Trading Company XVII, LLC, Frontier Trading Company XVIII, LLC and Frontier Trading Company XXI, LLC, and the

•	Audits of the consolidated financial statements of The Frontier Fund,

Which appear in the Annual Report on Form 10-K of The Frontier Fund for the year ended December 31, 2011.

We also consent to the reference to our firm under the captions “Experts” and “Independent Registered Public Accounting Firm” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Denver, Colorado
December 26, 2012